Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$21,730,420
Unrealized Gain (Loss) on Market Value of Futures	(5,631,930)
Dividend Income	4,745
Interest Income	7,783
ETF Transaction Fees	15,000
Total Income (Loss)	$16,126,018

Expenses
General Partner Management Fees	$206,347
Professional Fees	65,007
Brokerage Commissions	48,728
Non-interested Directors' Fees and Expenses	7,073
Prepaid Insurance Expense	6,962
NYMEX License Fee	6,878
Total Expenses	$340,995
Net Income (Loss)	$15,785,023

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/14	$477,602,000
Additions (8,500,000 Shares)	329,426,800
Withdrawals (4,700,000 Shares)	(181,701,394)
Net Income (Loss)	15,785,023

Net Asset Value End of Month	$641,112,429
Net Asset Value Per Share (16,500,000 Shares)	$38.86

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612